As filed with the Securities and Exchange Commission on April 16, 2008

Registration No. 333-146769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PC MALL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4518700
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

2555 W. 190th Street, Suite 201

Torrance, CA 90504

(310) 354-5600

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Frank F. Khulusi

Chairman of the Board, President and Chief Executive Officer

PC Mall, Inc.

2555 W. 190th Street, Suite 201

Torrance, CA 90504

(310) 354-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert M. Mattson, Jr.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

(415) 268-7000

Approximate date of commencement of proposed sale to public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

On October 17, 2007, PC Mall, Inc., a Delaware corporation (the “Registrant”), filed a registration statement on Form S-3 (No. 333-146769) (the “Registration Statement”) which registered the resale from time to time of up to 511,503 shares of the Registrant’s common stock issued to the selling stockholders identified under the heading “Selling Stockholders” in the prospectus forming a part of the Registration Statement.  The shares of common stock offered and sold by the selling stockholders under the Registration Statement were issued by the Registrant in connection with its acquisition of SARCOM, Inc. on September 17, 2007.  The Registration Statement was declared effective by the Securities and Exchange Commission on December 3, 2007.

The Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement has expired.  In accordance with its undertakings contained in the Registration Statement, the Registrant hereby removes from registration all securities registered by the Registration Statement that remain unsold thereunder as of the effective date hereof.  Based on information provided by the Registrant’s transfer agent, as of April 10, 2008, a total of 367,010 shares of the Registrant’s common stock remained unsold under the Registration Statement and are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 16th day of April, 2008.

PC MALL, INC.

By:	/s/ Frank F. Khulusi
Frank F. Khulusi
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank F. Khulusi	Chairman of the Board of Directors, President and Chief Executive Officer	April 16, 2008
Frank F. Khulusi	(Principal Executive Officer)

	Interim Chief Financial Officer, Treasurer	April 16, 2008
/s/ Brandon H. La Verne	and Chief Accounting Officer
Brandon H. La Verne	(Principal Financial and Accounting Officer)

*	Director	April 16, 2008
Thomas A. Maloof

*	Director	April 16, 2008
Ronald B. Reck

*	Director	April 16, 2008
Paul C. Heeschen

* By:	/s/ Brandon H. La Verne
Brandon H. La Verne
Attorney-in-Fact

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